Exhibit 6(b)

AMENDED AND RESTATED BYLAWS OF

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

(a Connecticut corporation)

ARTICLE I

GENERAL

These Bylaws are intended to supplement and implement applicable provisions of law and of the Certificate of Incorporation (the “Certificate of Incorporation”) with respect to the regulation of the affairs of Prudential Retirement Insurance and Annuity Company (the “Corporation”), a Connecticut corporation formed pursuant to the Connecticut Business Corporation Act, as amended from time to time (the “Act”).

ARTICLE II

PRINCIPAL OFFICE

The principal office of the Corporation shall be located within or without the State of Connecticut, at such place as the Board of Directors (the “Board”) shall from time to time designate.

ARTICLE III

MEETINGS OF SHAREHOLDERS

Section 1.	Place of Meeting.

Shareholders’ meetings shall be held at the principal office of the Corporation or at such other place, either within or without the State of Connecticut, as shall be designated in the notice of meeting.

Section 2.	Annual Meeting.

The Annual Meeting of the shareholders shall be held at such date and time as shall be stated in the notice of the meeting. At such meeting, the shareholders shall elect the Board for the ensuing year and shall transact such other business as shall properly come before them.

Section 3.	Special Meetings.

Special meetings for any purpose or purposes may be called at any time by the Chairman of the Board, the Chief Executive Officer, the President or the Board and shall be called by the President upon written request of the holders of not less than one-tenth of the voting power of all shares entitled to vote at the meeting.

Section 4.	Notice of Meetings.

4.1        Written notice of the date, time and place of each Annual and Special Meeting shall be mailed or delivered by the Secretary or an Assistant Secretary, no fewer than ten (10) nor more than sixty (60) days before the meeting date, to each shareholder entitled to vote at such meeting at his residence or usual place of business as shown on the records of the Corporation. Notice of a Special Meeting shall contain a description of the purpose or purposes for such meeting.

4.2         No notice of any meeting of shareholders need be given to any shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting or who attends the meeting, in person or by proxy, without protesting prior to its conclusion the lack of notice of such meeting.

Section 5.	Quorum.

The holders of a majority of the shares of the issued and outstanding stock entitled to vote at a meeting, present either in person or by proxy, shall constitute a quorum for the transaction of business at such meeting of the shareholders. If a quorum be not present at such meeting, the shareholders present in person or by proxy may adjourn to such future time as shall be agreed upon by them. Except as may be required by law, notice need not be given of the new date, time or place of the meeting if the new date, time or place is announced at the meeting before adjournment. At any such adjourned meeting at which the requisite number of shares entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

Section 6.	Voting.

Each shareholder shall be entitled to one vote, in person or by proxy, for each share held by such shareholder. Except as otherwise required by law, Certificate of Incorporation or these Bylaws, any question brought before any meeting of shareholders shall be decided by an affirmative vote of a majority of the votes cast at the meeting of shareholders.

Section 7.	Shareholders’ Action Without Meeting.

Any action which, under any provision of the Act, may be taken at a meeting of shareholders, may be taken without such a meeting if consent in writing or by electronic transmission, setting forth the action so taken or to be taken, is signed severally or collectively by all of the persons who would be entitled to vote upon such action at a meeting, or by their duly authorized attorneys. The Secretary of the Corporation shall file such consent or consents with the minutes of the meetings of the shareholders.

ARTICLE IV

BOARD OF DIRECTORS

Section 1.	Power of Board.

All corporate powers shall be exercised by or under the authority of, and the activities, properties and affairs of the Corporation shall be managed by or under the direction of, the Board.

Section 2.	Number, Election and Term of Office.

A Board of Directors of not less than one (1) nor more than ten (10) directors shall be elected by the shareholders entitled to vote at each Annual Meeting of shareholders. The number of positions on the Board shall be the number fixed by resolution of the shareholders, or, in the absence of such resolution, shall be the number of directors elected at the preceding Annual Meeting of shareholders. The number of positions on the Board for any year, as fixed in accordance with the foregoing (hereinafter referred to as the “number of directorships”) may be increased or decreased at any time as provided by law. If the shareholders fail to elect Directors at an Annual Meeting, or if the Corporation fails to hold its Annual Meeting, then the Directors in office shall remain in office until their successors are chosen.

Section 3.	Removal of Directors: Resignation.

Any director may be removed from office at any time, with or without cause, by vote of the holders of not less than a majority of the issued and outstanding shares entitled to vote, at any meeting of shareholders called for that purpose. Any director may resign at any time by delivering written notice to the Board, its chairman or to the Corporation. Such resignation shall take effect when such notice is delivered unless the notice specifies a later effective date.

Section 4.	Vacancies.

Vacancies created by an increase in the number of directorships shall be filled for the unexpired term by action of shareholders. Vacancies occurring by reason other than by increase in the number of directorships may be filled for the unexpired term either by action of the shareholders or by the vote of a majority of the directors remaining in office, even though such remaining directors may be less than a majority of the number of directorships.

Section 5.	Chairman of the Board.

The Board may elect a Chairman. The Chairman of the Board shall preside at all regular and special meetings of the Board, or in his or her absence or inability to act, meetings shall be presided over by such other director as the Board may designate.

ARTICLE V

MEETINGS OF BOARD OF DIRECTORS

Section 1.	Regular Meetings.

Regular meetings of the Board shall be held at such place or places, on such date or dates and at such time or times as shall have been established by the Board and publicized among all directors. A notice of each regular meeting shall not be required. Such meetings shall occur no less frequently than two times each year.

Section 2.	Special Meetings.

Special meetings may be called by the direction of the Chairman of the Board, Chief Executive Officer or the President, and shall be called whenever three directors shall request of any of them in writing that it be done, but no business shall be considered at a special meeting except that referred to in the notice of meeting, without the consent of a majority of the members of the Board. Written or oral notice of the date, time and place of all special meetings of the Board shall be given to each director personally or mailed to his residence or usual place of business at least two (2) days prior to the date of the meeting, provided that any one (1) or more directors, as to himself or themselves, may waive such notice in writing or by attendance without protest at such meeting. The notice need not describe the purpose of the special meeting unless required by the Certificate of Incorporation or Bylaw.

Section 3.	Waiver of Notice.

Waiver of notice of any meeting shall be in writing and may be given before or after a meeting. A director’s attendance at a meeting without protesting prior thereto or at its commencement the lack of notice to him or her shall constitute waiver of such notice.

Section 4.	Quorum; Vote.

Directors holding a majority of the number of directorships shall constitute a quorum. Except as otherwise provided by law or these Bylaws, all questions shall be decided by a vote of a majority of the directors present at any meeting of the Board at which a quorum is present.

Section 5.	Director Participation in Meetings by Telephone.

Any one or more director(s) may participate in any meeting of the Board by means of conference telephone or other communications equipment enabling all directors participating in the meeting simultaneously to hear one another during such meeting, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

Section 6.	Directors’ Action Without Meeting.

Any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board consent in writing or by electronic transmission to the adoption of a resolution authorizing the action and such written consent or electronic transmission is filed with the minutes of the Board. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

ARTICLE VI

COMMITTEES

Section 1.	Establishment of Committees.

At any regular or special meeting called for the purpose, the Board, by resolution adopted by a majority of the entire Board, may designate from among its members, committees, including an Executive Committee, each of which, to the extent provided in the resolution establishing such committee, shall have all of the authority of the Board relating to the portions of the business and affairs of the Corporation which are under its control and supervision, except that no such committee shall have authority as to the following matters:

(a)	The election or appointment of any director of the Corporation,

(b)	The removal of any director of the Corporation,

(c)	The fixing of compensation of the directors for serving on the Board or any committee,

(d)	The amendment or repeal of the Bylaws, or the adoption of any Bylaws,

(e)	The amendment or repeal of any resolution of the Board which by its terms is amendable or repealable only by the Board, or

(f)	The submission to shareholders of any action that requires shareholders’ approval.

Section 2.	Conduct of Committee Meetings.

2.1        All committees shall consist of three or more directors. In the absence of a member of such committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent member.

2.2        Regular meetings of a committee of the Board shall be held at such place or places, on such date or dates and at such time or times as shall have been established by the committee and publicized among its members. A notice of each regular meeting shall not be required.

2.3        Any member of a committee of the Board may call a special meeting of that committee. Notice of such a meeting shall be given personally, by telephone or in writing; if in writing, by mail, courier service, express mail service, facsimile or electronic mail.

2.4        Waiver of notice of any meeting shall be in writing and may be given before or after a meeting. Attendance at a meeting by a member of a committee without protesting prior thereto or at its commencement the lack of notice to him or her shall constitute waiver of such notice.

2.5        Any member of a committee may participate in a meeting of the committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear one another at the same time, and such participation shall constitute presence in person at such meeting.

2.6        Any action required or permitted to be taken by any committee of the Board may be taken without a meeting if all members of such committee consent in writing or by electronic transmission to the adoption of a resolution authorizing the action and such written consent or electronic transmission is filed with the minutes of the committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

2.7        A majority of the members of a committee of the Board shall constitute a quorum for the transaction of business. No committee shall sit in the absence of a quorum. The vote of a majority of the members present at any meeting of any committee at the time of vote, if a quorum is present at such time, shall be the act of such committee. All actions of each committee shall be reported to the Board.

2.8        Notwithstanding the foregoing provisions of this Section 2, the Investment Committee and the Separate Account Committee may have as members officers of the Corporation who are not members of the Board, provided, however, that (i) with respect to the Investment Committee, at least two members of such committee shall be Board members and (ii) with respect to the Separate Account Committee, at least one member of such committee shall be a Board member (such requirements being the “Minimum Board Presence Requirement”). Subject to the foregoing, the President shall have authority to appoint the members of the Separate Account Committee. Further, a majority of the members of each such committee shall constitute a quorum, so long as the Minimum Board Presence Requirement for such committee is satisfied. The members of each committee present at a meeting who are also Board members shall each have the right to veto any action proposed by a majority of such committee.

ARTICLE VII

OFFICERS

Section 1.	Officers; Eligibility.

The officers of the Corporation shall be a President, Secretary, Controller, Treasurer and one or more Vice Presidents. In addition, the Board may elect a Chief Executive Officer and such other officers, as the Board may deem advisable. None of the officers of the Corporation need be directors. One person may hold two or more offices, except that the offices of President and Secretary or Assistant Secretary may not be held by the same person.

Section 2.	Term of Office and Removal.

Each officer shall hold office for the term for which he is appointed and until his successor has been appointed and qualified or until such officer’s earlier resignation or removal. The officers shall be elected at the first meeting of the Board after the Annual Meeting of shareholders, or may be elected at other times. Any officer may be removed by the Board at any time, with or without cause. Election or appointment of an officer shall not of itself create any contract rights in the officer or the Corporation. Vacancies occurring among the officers may be filled by the directors.

Section 3.	President.

The President shall have general charge of the business, affairs and property of the Corporation and general supervision over its officers and agents. The President shall perform other duties commonly incident to a president of a Connecticut corporation and shall also perform such other duties and have such other powers, as the Board shall designate from time to time.

Section 4.	Vice President.

In the absence of the President or in the event of the President’s inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform duties commonly incident to a vice president of a Connecticut corporation and shall also perform and have such other powers, as the Board shall designate from time to time. Any Vice President may, in the discretion of the Board, be designated as “executive”, “senior”, “assistant” or by any succeeding ordinal number or by departmental or functional classification.

Section 5.	Secretary.

The Secretary shall attend all meetings of the shareholders and the Board and shall record all acts and proceedings thereof in the minute book of the Corporation. The Secretary shall give notice in conformity with these Bylaws of all meetings requiring notice. The Secretary shall be custodian of the records and seal of the Corporation, and cause such seal to be affixed to, or a facsimile to be reproduced on, all certificates representing stock of the Corporation prior to the issuance thereof on behalf of the Corporation as has been duly authorized. The Secretary shall see that the lists, books, reports, statements, certificates and other documents and records required by law are properly kept and filed. The Secretary shall have charge of the stock and transfer books of the Corporation, and exhibit such stock book at all reasonable times to such persons as are entitled by law to have access thereto. The Secretary shall perform other duties commonly incident to a secretary of a Connecticut corporation and shall also perform such other duties and have such other powers as the Board shall designate from time to time.

Section 6.	Controller.

The Controller shall render to the Board or the President, whenever requested, a statement of the financial condition of the Corporation; cause to be kept at the Corporation’s principal office, correct books of account of all its business and transactions, and such duplicate books of account as he or she shall determine and upon application cause such books or duplicates thereof to be exhibited to any shareholder or director; be empowered, from time to time, to require from the officers or agents of the Corporation reports or statements giving such information as he or she may desire with respect to any and all financial transactions of the Corporation and in general, perform all duties commonly incident to the controller of a Connecticut corporation and shall also perform such other duties and have such other powers as the Board shall designate from time to time.

Section 7.	Treasurer.

The Treasurer shall cause the moneys and securities of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies or with such bankers or other depositories as shall be selected by the Treasurer and/or Controller or to be otherwise dealt with in such manner as the Board may direct and in general, perform all duties commonly incident to the Treasurer of a Connecticut corporation and shall also perform such other duties and have such other powers as the Board shall designate from time to time.

Section 8.	Assistant Secretaries, Assistant Controllers and Assistant Treasurers.

Assistant Secretaries, Assistant Controllers and Assistant Treasurers shall have power to perform, on behalf of the Corporation, such duties as may be required to be performed by the Secretary, Controller and Treasurer, respectively, and shall perform such other duties as may be provided in these Bylaws or as shall be determined by the Board.

Section 9.	Resignation.

Any officer may resign at any time by delivering written notice to the Corporation. Unless the written notice specifies a later effective date, the resignation shall be effective when the notice is delivered to the Corporation.

ARTICLE VIII

CONTRACTS

Except as otherwise determined from time to time by the Board or a committee thereof, with respect to specific contracts or classes of contracts, all contracts shall be signed by an officer of the Corporation, and such signature may be attested to by the signature of the Secretary or an Assistant Secretary, who may if he or she so desires, affix the seal of the Corporation thereto.

ARTICLE IX

INDEMNIFICATION

Section 1.	Power to Indemnify in Actions, Suits or Proceedings Other than Those by or in the Right of the Corporation.

Subject to Section 3 of this Article IX, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (including any appeal thereon) (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation or Designee of Another Enterprise (hereinafter defined), against expenses (including reasonable costs, disbursements and attorneys’ fees), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe his or her conduct was unlawful; provided, however, that no indemnification shall be made in respect of any claim, issue or matter if a judgment or final adjudication adverse to such person establishes that his or her acts or omissions (i) were in breach of his or her duty of loyalty to the Corporation or its shareholders, (ii) were not in good faith or involved a knowing violation of law, or (iii) resulted in receipt by such person of an improper personal benefit. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 2.	Power to Indemnify in Actions. Suits or Proceedings by or in the Right of the Corporation.

Subject to Section 3 of this Article IX, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit (whether civil, criminal, administrative, arbitrative or investigative) by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation or Designee of Another Enterprise, against expenses (including reasonable costs, disbursements and attorneys’ fees) judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter if a judgment or final adjudication adverse to such person establishes that his or her acts or omissions (i) were in breach of his or her duty of loyalty to the Corporation or its shareholders, (ii) were not in good faith or involved a knowing violation of law, or (iii) resulted in receipt by such person of an improper personal benefit. Notwithstanding the preceding sentence, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 3.	Authorization of Indemnification.

Any indemnification under Section 1 of this Article IX and, unless ordered by a court, under Section 2 of this Article IX, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of a director or officer is proper in the circumstances, because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article IX, as the case may be. Such determination shall be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (ii) by a committee of such directors designated by a majority vote of such directors, (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the shareholders. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described in Sections 1 and 2 of this Article IX, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including reasonable costs, disbursements and attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

Section 4.	Good Faith Defined.

For purposes of any determination under Section 3 of this Article IX, a person shall be deemed to have acted in Good Faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his or her conduct was unlawful, if and to the extent such person’s action is based on

•

financial statements, books of account or reports of the Corporation or Another Enterprise represented to such person to be correct by the President, the officer of the Corporation or Another Enterprise having charge of its books of account, or, in the case of a director, the person presiding at a meeting of the Board, or

•	information supplied to such person by the officers of the Corporation or Another Enterprise in the course of their duties, or

•	the advice of legal counsel for the Corporation or Another Enterprise, or

•

information or records given or reports made to the Corporation or Another Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or Another Enterprise, provided such person had a reasonable good faith belief in the accuracy of the above described statements, books, records, information, advice or reports. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 1 or 2 of this Article IX, as the case may be.

Section 5.	Expenses Payable in Advance.

The reasonable expenses incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking (reasonably satisfactory to the Corporation) by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article IX; provided, however, that with respect to officers of the Corporation and officers who are also Designees of Another Enterprise, the Board or General Counsel may, in any instance require, as a condition to such advancements, that the proposed indemnitee cooperate with an investigation to be conducted at the Corporation’s expense, by an independent nationally recognized law firm selected by the Corporation, and that such law firm render an opinion that, based on its investigation, the firm has concluded that it is more likely than not that the proposed indemnitee will meet the standard for indemnification in connection with the matter for which advancements are sought as set forth in Section 1 or 2 of this Article IX, as the case may be.

Section 6.	Nonexclusivity of Indemnification and Advancement of Expenses.

The indemnification and advancement of expenses provided by or granted pursuant to this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation or these Bylaws, or any agreement, contract, vote of shareholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. The provisions of this Article IX shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 or 2 of this Article IX, but whom the Corporation has the obligation to indemnify under the provisions of the Act or otherwise.

Section 7.	Insurance.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a Designee of Another Enterprise against any expenses incurred in any proceeding and liabilities asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article IX.

Section 8.	Certain Definitions.

For purposes of this Article IX, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or Another Enterprise, shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article IX, the term “Another Enterprise” shall mean any other corporation or any limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a Designee. For purposes of this Article IX, the term “Designee” shall mean a person who is or was serving at the request of the Corporation as a director, officer, member, manager or other comparable position on Another Enterprise. For the purposes of this Article IX, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a Designee of the Corporation which imposes duties on, or involves services by, such Designee with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in Good Faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article IX.

Section 9.	Survival of Indemnification and Advancement of Expenses.

The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 10.	Limitation on Indemnification.

Notwithstanding anything contained in this Article IX to the contrary, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of the Corporation.

Section 11.	Indemnification of Agents and Employees.

The Corporation may, to the extent authorized from time to time by the Board, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article IX to directors or officers of the Corporation.

ARTICLE X

CONFLICTING INTERESTS

No director, officer or employee of the Corporation shall have any position with or substantial interest in any other business enterprise operated for a profit (other than Prudential Financial, Inc. (“PFI”) or any affiliate or subsidiary, direct or indirect, of either the Corporation or PFI) the existence of which would conflict or might reasonably be supposed to conflict with the proper performance of his or her responsibilities to the Corporation, or which might tend to affect his or her independence of judgment with respect to transactions between the Corporation and such other business enterprise.

ARTICLE XI

SHARE CERTIFICATES; SEAL

Section 1.	Share Certificates.

Share certificates shall be in a form adopted by the Board and shall be signed, either manually or in facsimile, by any two officers from among the President, any Vice President, the Treasurer, the Secretary and the Assistant Treasurer and Assistant Secretary, if any. Such

certificates may bear the seal of the Corporation, the name of the person to whom issued, and the number of such shares which such certificate represents. The consideration for which the shares were issued and the date of issue shall be entered on the Corporation’s books.

Section 2.	Transfer of Shares.

Shares shall be transferred only on the books of the Corporation by the holder thereof in person or by his attorney.

Section 3.	Seal.

The corporate seal shall consist of a circular disc with the name of the Corporation and the words “Connecticut” and “Seal” thereon.

ARTICLE XII

AMENDMENTS

These Bylaws may be altered, amended, added to, or repealed by the affirmative vote of the holders of a majority of the voting power of shares entitled to vote thereon or, unless the shareholders in amending or repealing a particular Bylaw provide expressly that the Board may not amend or repeal that Bylaw, by an affirmative vote of directors holding a majority of the number of directorships. Any notice of a meeting of shareholders or of the Board at which these Bylaws are proposed to be altered, amended, added to, or repealed shall include notice of such proposed action.